UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 12, 2018

Jerash Holdings (US), Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-218991	81-4701719
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

147 W. 35th Street, Room #1603, New York, NY	10001
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(212) 575-9085

Al-Tajamouat Industrial Estate, Sahab - P.O. Box 22, Amman, 11636, Jordan
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 12, 2018, Jerash Holdings (US), Inc.’s (the “Company”) wholly owned subsidiary, Treasure Success International Limited, a limited company incorporated in Hong Kong, entered into a Consulting Agreement (the “Agreement”) with Yukwise Limited, a Hong Kong limited liability company. Pursuant to the Agreement, Yukwise Limited will receive $300,000 annually commencing January 1, 2018 for Choi Lin Hung’s services as the principal executive officer of the Company. Mr. Choi wholly owns Yukwise Limited.

The initial term of the Agreement ends on March 31, 2018, and then the Agreement will automatically renew for subsequent one-month terms until the Agreement is terminated by either party pursuant to its terms. An initial retainer in the amount of $25,000 was paid to Mr. Choi pursuant to the Agreement on January 12, 2018.

The preceding description of the Agreement is a summary of its material terms, does not purport to be complete, and is qualified in its entirety by reference to the Employment Agreement, a copy of which is being filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Consulting Agreement, effective January 12, 2018, by and between Treasure Success International Limited and Yukwise Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JERASH HOLDINGS (US), INC.

Dated: January 16, 2018	By:	/s/ Richard J. Shaw
Richard J. Shaw
Chief Financial Officer